EXHIBIT 99.1


AmeriChip International, Inc. Signs Letter Of Intent To Purchase KSI Machine & Engineering Inc. Tuesday December 7, 10:00 am ET

PLYMOUTH, Mich., Dec. 7, 2004 (PRIMEZONE) -- The Board of Directors of AmeriChip International, Inc. (OTC BB:ACHI.OB - News) announced that the Company has signed a Letter of Intent to purchase KSI Machine & Engineering Inc. ( "KSI ") Clinton Twp, MI (http://www.ksimachine.com)

KSI is a well-established Tier One Supplier based in Michigan. KSI is a leader in machining large industrial castings and molds for the automotive and aerospace industries utilizing state of the art CNC machinery that has revolutionized die machining. KSI believes that the benefits of this advanced technology to customers include reduced machine time, unparalleled machining accuracy, and less time through try-out. By incorporating the AmeriChip Laser Assisted Chip Control ("LACC") process within KSI's successful and profitable business model of over forty years, AmeriChip expects to expand and enhance KSI's product offering to its customer base.

AmeriChip believes that its LACC process will provide KSI with the unique, competitive and profitable advantage on quoting and securing purchase orders on long chip producing metals for large volume and long term production machining orders. It is the opinion of the Board of Directors of AmeriChip that this acquisition is not only a benchmark for AmeriChip but commences what management believes is an exciting beginning to its profitable and successful future.

AmeriChip is currently conducting its due diligence necessary prior to signing the Purchase Agreement. AmeriChip is making a stock purchase of 100% of the KSI stock for $3.2 million. This transaction, which is subject to the signing of definitive agreements and customary closing conditions, is expected to close early in 2005. The Company has paid a $50,000 deposit with the signing of the Letter of Intent. When the Company acquires KSI, Mr. Jim Kotsonis, the owner and founder, will receive 500,000 restricted shares of AmeriChip's common stock for consulting services to be rendered over the next one and a half years.

Headquartered in Plymouth, MI, U.S.A., AmeriChip International, Inc. holds a patented technology known as LACC, the implementation of which results in efficient chip control management in industrial metal machining applications. The LACC technology has the potential to provide substantial savings in machining costs of certain automobile parts providing much more competitive pricing and more aggressive sales approaches within the industry.

The innovative AmeriChip business model, enhanced by its AmeriChip Tool and Abrasives subsidiary, is designed to establish an extensive resource for cost saving services and products that all cost conscious industrial steel and aluminum machining companies require. AmeriChip is committed to keeping jobs in America for Americans.

For more information, visit our website at http://www.americhipintl.com or, contact R. Windsor at 905-898-2646 or, send an e-mail to r.windsor@americhipintl.com.
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This release may include projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:

AmeriChip International, Inc.
R. Windsor (905) 898-2646
r.windsor@americhipintl.com
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Source: AmeriChip International, Inc.